SCOTTISH ANNUITY & LIFE

                                  NEWS RELEASE


                                Scott E. Willkomm
                                Scottish Annuity & Life Holdings, Ltd.
                                (441) 298-4364
                                scott.willkomm@scottishannuity.com

For release at 6:00 AM EST/February 13, 2002

                Scottish Annuity & Life Holdings, Ltd. Announces
            Record Operating Results for the Fourth Quarter and Year
                            Ended December 31, 2001

          HAMILTON, Bermuda - February 13, 2002 - Scottish Annuity & Life Holdings, Ltd. (NYSE:SCT) today reported that net operating earnings increased 17% to $8.2 million, or $0.49 per diluted share for the quarter ended December 31, 2001 as compared to $7.0 million, or $0.44 per diluted share for the prior year period.

          The Company's results include the effects of increased claims resulting from the tragic events of September 11. In the quarter ended December 31, 2001, the Company expensed three additional claims totaling approximately $120,000 ($79,000 net of tax), related to the terrorist attacks on America. Excluding the effects of September 11, the Company's net operating earnings would have been $8.3 million, or $0.50 per diluted share for the quarter.

          In the quarter ended September 30, 2001, the Company expensed claims totaling approximately $630,000 ($416,000 net of tax). The Company does not expect any additional claims expense arising from the September 11th terrorist attacks since it believes that sufficient time has passed since that date and the Company has insurance that limits losses from catastrophes.

          Net operating earnings for the year ended December 31, 2001 increased 34% to $21.6 million, or $1.31 per diluted share from $16.2 million, or $1.01 per diluted share for the prior year period. Excluding the effects of September 11, the Company's net operating earnings for the year would have been $22.1 million, or $1.34 per diluted share.

          Net operating earnings for the fourth quarter of 2001 differs from net income by net realized investment gains and losses net of taxes and the amortization of deferred acquisition costs related to those gains and losses net of tax, if applicable. Net operating earnings for the year ended December 31, 2001 differ from net income by net realized investment gains and losses net of taxes, the amortization of deferred acquisition costs related to those gains and losses net of tax, if applicable and a charge of $406,000 due to the cumulative effect of change in accounting principle. The cumulative effect of change in accounting principle resulted from the required implementation of a new accounting standard, EITF 99-20 that became effective in the second quarter of 2001. The new standard governs the method of recognizing interest income

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


and impairment on asset backed securities. Under the new guidelines, the Company evaluated the expected future cash flows from its asset backed securities and determined that those cash flows were impaired by approximately $406,000.

          Net income for the quarter was $3.7 million, or $0.22 per diluted share as compared to $7.0 million, or $0.44 per diluted share for the prior year period, and $16.8 million, or $1.02 per diluted share for the year ended December 31, 2001 compared to $16.0 million, or $1.00 per diluted share for the prior year period.

          Net income in the quarter was adversely impacted by capital losses of $2.6 million realized upon the sale or write-down of fixed income securities issued by Enron and capital losses of $4 million realized upon the sale of collateralized bonds issued by the Osprey Trust, an Enron-related finance company. The Enron-related losses were partially offset by capital gains that were realized in the quarter for tax planning purposes.

          "This financial report highlights another successful year devoted to building the Company's earnings power and franchise value," said Michael C. French, Chairman and Chief Executive Officer of Scottish Annuity & Life. "Our operating results continue to reflect the significant enhancements we have made to our business model and management team, as well as our continuing commitment to building value for all shareholders."

          "During the year there were many important accomplishments at Scottish Annuity," Mr. French added. "We tripled the amount of traditional life reinsurance in-force, doubled our fixed annuity reinsurance business and gained meaningful traction in our Wealth Management business. In addition, we completed the acquisition of World-Wide Reassurance, welcomed Pacific Life as our new strategic partner, added four world-class directors to our holding company board and listed on the New York Stock Exchange last month."

          Total revenue for the quarter increased to $41.8 million from $39.7 million for the prior year period, an increase of 5%. Total revenue for the year increased to $119.5 million from $83.9 million for the prior year period, an increase of 42%. Total revenue excluding realized gains and losses for the fourth quarter increased to $48.0 million from $39.6 million for the prior year period, an increase of 21%. Total revenue excluding realized gains and losses for the year increased to $124.8 million from $84.1 million from the prior year period, and increase of 48%. The increases were principally driven by the growth in the Company's reinsurance business, fees and investment income.

          Total benefits and expenses increased to $38.8 million for the quarter from $32.3 million, an increase of 20%, and to $102.2 million from $68.1 million in the year, an increase of 50%. The increase in total benefits and expenses was due to the significant increase in reinsurance business written by the Company during the 2001 periods.

          The Company's total assets were $2.1 billion as of December 31, 2001. The investment portfolio including cash and cash-equivalents, but not including funds withheld at interest and the investment portfolio of World-Wide Reassurance Company Limited, totaled $585.1 million, had an average quality rating of "A+", an effective duration of 3.2 years and a weighted average book yield of 6.68%. This compares with a portfolio balance of $628.8 million, an average quality rating of "AA-", effective duration of 2.62 years and an average book yield of 7.24% as of December 31, 2000. The changes in value, quality rating, duration and yield are a result of liquidating investments in April 2001 to fund the recapture of a block of business by one of our clients.

          Net assets in the Company's Wealth Management business increased to $602.8 million at December 31, 2001 from $409.7 million as of December 31, 2000. Approximately $203 million in new client funds was collected by the Company during the year.

          The Company's balance sheet was also impacted by the completion of the Company's acquisition of World-Wide Holdings Limited and its flagship subsidiary, World-Wide Reassurance Company Limited on December 31, 2001. The acquisition of World-Wide contributed approximately $185.6 million in total assets, $114.1 million of investment assets and $78.0 million of shareholders' equity to the consolidated balance sheet of Scottish Annuity. Approximately $10.2 million of the purchase price was allocated to present value of in-force business and $30.6 million was allocated to goodwill.

          "Over the past two years, we have worked to take Scottish Annuity to the next level," said Scott E. Willkomm, President of Scottish Annuity & Life. "As a result, we have succeeded in building a global life reinsurance specialist with the focused business strategy, intellectual capital, organizational flexibility and operating infrastructure to meet our clients' needs while managing risk and building wealth for our shareholders. From this world-class platform, we expect to demonstrate significant profitable growth in all of our business lines in 2002."

          As of December 31, 2001, the Company had approximately $34.9 billion of life reinsurance in force covering 993,000 lives with an average benefit per life of $35,000. As of December 31, 2000, the Company had approximately $11.4 billion of life reinsurance in force covering 248,000 lives. For the year ended December 31, 2001, the Company's mortality experience was 92% of expected levels, including claims resulting from the September 11 terrorist attacks. Excluding the effects of September 11 claims, mortality experience for the year was 83% of expected mortality levels. The Company's actuaries determine mortality expectations in connection with the pricing of each reinsurance transaction.

          The Company's book value per share increased to $16.44 at December 31, 2001 as compared to $15.34 per share at December 31, 2000. Excluding the effect of SFAS 115, the Company's book value per share increased to $16.62 at December 31, 2001 as compared to $15.59 at December 31, 2000. The increase in book value per share is due primarily to the increase in the Company's retained earnings, less dividends paid and the acquisition of World-Wide Holdings as of December 31, 2001.

          The Company's earnings conference call will be held at 11:00 am (Eastern Standard Time) on Wednesday, February 13, 2002. The dial-in number is
(703) 871-3021 or (800) 982-3654 and the reservation number is 5769715. A replay of the call will be available beginning at 2:00 pm on February 13, 2002 and running through February 20, 2002. The dial-in number for the replay is (703) 925-2533 or (888) 266-2081 and the PIN code is 5769715. In addition, a simultaneous Web cast, as well as an on-demand replay, of the conference call will be available at the Company's Web site, www.scottishannuity.com/conferencecall.

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


          Scottish Annuity & Life Holdings, Ltd. is a global life reinsurance specialist and issuer of customized life-insurance based wealth management products for high net worth individuals and families. Scottish Annuity & Life has operating companies in Bermuda, Charlotte, North Carolina, Dublin, Ireland, Grand Cayman and Windsor, England. Its flagship subsidiaries, Scottish Annuity & Life Insurance Company (Cayman) Ltd. and Scottish Re (U.S.), Inc., are rated A (strong) by Fitch, A- (excellent) by A.M. Best and A- (strong) by Standard & Poor's. Additional information about Scottish Annuity can be obtained from its Web site, www.scottishannuity.com.

          Certain statements included herein are "forward-looking statements" within the meaning of the federal securities laws. The management of Scottish Annuity & Life Holdings, Ltd. (the "Company") cautions that forward-looking statements are not guarantees, and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important events that could cause the actual results of operations or financial condition of the Company to differ include, but are not necessarily limited to, the Company's ability to attract clients and generate business; the competitive environment; the Company's ability to underwrite business; performance of outside service providers; mortality risk; surrender risk; investment risk (including asset value risk, reinvestment risk and disintermediation risk); the impact of unforeseen economic changes (such as changes in interest rates, currency exchange rate, inflation rates, recession and other external economic factors); the impact of terrorist activities on the economy, the insurance and related industries in general and the Company in particular; regulatory changes (such as changes in U.S. tax law and insurance regulation which directly affect the competitive environment for the Company's products); rating agency policies and practices; and loss of key executives. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

                               (Tables to follow)

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


                     Scottish Annuity & Life Holdings, Ltd.
                              Financial Highlights
    (Stated in Thousands of United States Dollars, Except Per Share Amounts)
                                   (Unaudited)

                                                    Three months ended       Three months ended
                                                     December 31, 2001        December 31, 2000
                                                     -----------------        -----------------
Total revenue                                                  $41,798                  $39,694
Net operating earnings*                                          8,200                    6,980
Net income                                                       3,703                    7,033

Net operating earnings per share
Basic                                                            $0.53                    $0.45
Diluted                                                          $0.49                    $0.44

Earnings per share
Basic                                                            $0.24                    $0.45
Diluted                                                          $0.22                    $0.44

Dividends per share                                              $0.05                    $0.05

Weighted average shares
Outstanding
Basic                                                       15,612,576               15,627,330
Diluted                                                     16,638,935               16,881,681


                                                            Year ended               Year ended
                                                     December 31, 2001        December 31, 2000
                                                     -----------------        -----------------

Total revenue                                                 $119,469                  $83,934
Net operating earnings*                                         21,618                   16,178
Net income                                                      16,839                   15,971

Net operating earnings per share
Basic                                                            $1.38                    $1.02
Diluted                                                          $1.31                    $1.01

Earnings per share
Basic                                                            $1.08                    $1.01
Diluted                                                          $1.02                    $1.00

Dividends per share                                              $0.20                    $0.20

Weighted average shares
Outstanding
Basic                                                       15,646,106               15,849,657
Diluted                                                     16,485,338               15,960,542

*Excludes effect of realized gains (losses), amortization of related DAC and cumulative effect of change in accounting principle.


                                                     December 31, 2001        December 31, 2000
                                                     -----------------        -----------------
Book value per share
Including effect of SFAS 115                                    $16.44                   $15.34
Excluding effect of SFAS 115                                    $16.62                   $15.59


                     Scottish Annuity & Life Holdings, Ltd.
                           Consolidated Balance Sheets
                 (Stated in Thousands of United States Dollars)


                                                                            December 31, 2001        December 31, 2000
                                                                            -----------------        -----------------
                                                                                  (Unaudited)
Assets
Fixed maturity investments                                                           $583,890                 $581,020
Equity securities                                                                      20,705                        -
Cash and cash equivalents                                                              94,581                   47,763
Policy loans                                                                              801                      441
Other investments                                                                      10,121                        -
Funds withheld at interest                                                            562,446                   46,256
                                                                     ------------------------- ------------------------
Total investments                                                                   1,272,544                  675,480
Receivables:
   Accrued interest                                                                     9,335                    6,709
   Risk fees                                                                            1,436                      961
   Reinsurance                                                                         78,373                   20,618
Deferred acquisition costs                                                            113,898                   30,922
Present value of inforce business                                                      20,383                   10,433
Other intangible assets                                                                30,970                    7,888
Deferred tax benefit                                                                        -                    2,192
Fixed assets                                                                            5,459                    2,482
Due from related party                                                                  1,892                      218
Other assets                                                                            8,764                      868
Current income tax receivable                                                           4,441                       87
Segregated assets                                                                     602,800                  409,660
                                                                     ------------------------- ------------------------
   Total assets                                                                    $2,150,295               $1,168,518
                                                                     ========================= ========================

Liabilities
Reserves for future policy benefits                                                  $379,618                 $182,391
Interest sensitive contract liabilities                                               718,814                  310,755
Investment-type products                                                               25,503                        -
Borrowings                                                                                                     65,145-
Accounts payable and accrued expenses                                                  17,273                   18,867
Reinsurance payable                                                                     4,259                        -
Deferred tax liability                                                                  5,601                        -
Other liabilities                                                                           -                    4,461
Segregated liabilities                                                                602,800                  409,660
                                                                     ------------------------- ------------------------
   Total liabilities                                                                1,819,013                  926,134
                                                                     ------------------------- ------------------------

Minority interest                                                                           -                    2,820
                                                                     ------------------------- ------------------------

Shareholders' equity
Share capital, par value $0.01 per share:
   Issued and fully paid: 20,144,956 ordinary shares (2000 -
   15,614,240); excludes 3,062,200 held in Treasury (2000
   -2,962,200)                                                                            201                      156
Additional paid in capital                                                            301,542                  223,771
Accumulated other comprehensive income (loss) -
   Unrealized appreciation (depreciation) on
   investments, net of tax                                                            (3,626)                  (3,822)
Retained earnings                                                                      33,165                   19,459
                                                                     ------------------------- ------------------------
   Total shareholders' equity                                                         331,282                  239,564
                                                                     ------------------------- ------------------------
   Total liabilities and shareholders' equity                                      $2,150,295               $1,168,518
                                                                     ========================= ========================

                     Scottish Annuity & Life Holdings, Ltd.
                        Consolidated Statements of Income
                  (Stated in Thousand of United States Dollars)
                                   (Unaudited)

                                                        Three months     Three months       Year ended       Year ended
                                                           ended             ended
                                                       Dec. 31, 2001     Dec. 31, 2000    Dec. 31, 2001     Dec. 31, 2000
                                                      ----------------- ---------------- ----------------- ----------------
Revenues
Premiums earned                                                 $28,883          $27,195          $68,344           $37,086
Fee income                                                        2,247              699            4,809             2,246
Investment income, net                                           16,904           11,731           51,692            44,793
Realized gains (losses)                                          (6,236)              69           (5,376)             (191)
                                                      ----------------- ---------------- ----------------- ----------------
  Total revenues                                                 41,798           39,694          119,469            83,934
                                                      ----------------- ---------------- ----------------- ----------------

Benefits & expenses
Claims and other policy benefits                                 20,591           15,441           51,245            23,606
Interest credited to interest sensitive
contract liabilities                                              7,150            4,765           17,578            17,390
Acquisition costs and other insurance expenses                    9,315           10,234           22,752            17,152
Operating expenses                                                1,279            1,874            9,256             9,925
Interest expense                                                    468                -            1,405                 -
                                                      ----------------- ---------------- ----------------- ----------------
  Total benefits & expenses                                      38,803           32,314          102,236            68,073
                                                      ----------------- ---------------- ----------------- ----------------

  Net income before income taxes and minority
     interest                                                     2,995            7,380           17,233            15,861
Income tax expense (benefit)                                       (708)             283               59               (49)
                                                      ----------------- ---------------- ----------------- ----------------

  Net income before minority interest                             3,703            7,097           17,174            15,910
Minority interest                                                     -              (64)              71                61
                                                      ----------------- ---------------- ----------------- ----------------

Net income before cumulative effect of change in
  accounting principle                                            3,703            7,033           17,245            15,971

Cumulative effect of change in accounting
  Principle                                                           -                -             (406)                -
                                                       ----------------- ---------------- ----------------- ----------------

  Net income                                                     $3,703           $7,033          $16,839           $15,971
                                                      ================= ================ ================= ================

                     Scottish Annuity & Life Holdings, Ltd.
                        Consolidated Statements of Income
     (Stated in Thousand of United States Dollars, Except Per Share Amounts)
                                   (Unaudited)


                                                            Three months      Three months
                                                               ended             ended          Year ended     Year ended Dec.
                                                           Dec. 31, 2001     Dec. 31, 2000     Dec. 31, 2001       31, 2000
                                                          ----------------- ----------------- ---------------- -----------------
Earnings per share - basic
Net income before cumulative effect of change in
   accounting principle                                              $0.24             $0.45            $1.10             $1.01

Cumulative effect of change in accounting
   Principle                                                             -                 -           (0.02)                 -
                                                          ----------------- ----------------- ---------------- -----------------

Net income                                                           $0.24             $0.45            $1.08             $1.01
                                                          ================= ================= ================ =================


Earnings per share - diluted

Net income before cumulative effect of change in
   accounting principle                                              $0.22             $0.44            $1.04             $1.00

Cumulative effect of change in accounting
   Principle                                                             -                 -           (0.02)                 -
                                                          ----------------- ----------------- ---------------- -----------------

Net income                                                           $0.22             $0.44            $1.02             $1.00
                                                          ================= ================= ================ =================


Dividends per share                                                  $0.05             $0.05            $0.20             $0.20
                                                          ================= ================= ================ =================

Weighted average number of shares
   outstanding:

   Basic                                                        15,612,576        15,627,330       15,646,106        15,849,657
                                                          ================= ================= ================ =================

   Diluted                                                      16,638,935        15,881,681       16,485,338        15,960,542
                                                          ================= ================= ================ =================

                     Scottish Annuity & Life Holdings, Ltd.
            Supplemental Information Regarding Net Operating Earnings (Stated in Thousand of United States Dollars, Except Per Share Amounts)
                                   (Unaudited)

                                                                 Three months     Three months
                                                                    ended             ended           Year ended       Year ended
                                                                Dec. 31, 2001     Dec. 31, 2000      Dec. 31, 2001    Dec. 31, 2000
Net operating earnings including Sept. 11 claims
Net income                                                               $3,703           $7,033           $16,839          $15,971
Realized losses (gains) - non taxable companies*                          3,486             (69)             4,790              236
Realized losses (gains) - taxable companies*                              1,298                -             (866)             (45)
Provision for taxes -- taxable companies*                                 (287)               16               449               16
Cumulative effect of change in accounting
   Principle                                                                  -                -               406                -
                                                               ----------------- ---------------- ----------------- ----------------

Net operating earnings                                                   $8,200           $6,980           $21,618          $16,178
                                                               ================= ================ ================= ================

Net operating earnings per share
   Basic                                                                  $0.53            $0.45             $1.38            $1.02
   Diluted                                                                $0.49            $0.44             $1.31            $1.01

Net operating earnings excluding Sept. 11 claims
Net income                                                               $3,703           $7,033           $16,839          $15,971
Realized losses (gains) - non taxable companies*                          3,486             (69)             4,790              236
Realized losses (gains) - taxable companies*                              1,298                -             (866)             (45)
Provision for taxes -- taxable companies*                                 (287)               16               449               16
Cumulative effect of change in accounting                                     -                -               406                -
   Principle
Sept. 11 claims, net of tax                                                  79                -               495                -
                                                               ----------------- ---------------- ----------------- ----------------

Net operating earnings                                                   $8,279           $6,980           $22,113          $16,178
                                                               ================= ================ ================= ================

Net operating earnings per share
   Basic                                                                  $0.53            $0.45             $1.41            $1.02
   Diluted                                                                $0.50            $0.44             $1.34            $1.01

Weighted average number of shares
Outstanding
   Basic                                                             15,612,576       15,627,330        15,646,106       15,849,657
   Diluted                                                           16,638,935       15,881,681        16,485,338       15,960,542


*Includes the effect of changes in DAC amortization related to capital losses.

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